As filed with the Securities and Exchange Commission on September 17, 2009

Registration No. 333-147721

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

CADENCE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	41-2142317
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

12481 High Bluff Drive, Suite 200

San Diego, CA 92130

(858) 436-1400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Theodore R. Schroeder

President and Chief Executive Officer

Cadence Pharmaceuticals, Inc.

12481 High Bluff Drive, Suite 200

San Diego, CA 92130

(858) 436-1400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Scott N. Wolfe, Esq. Cheston J. Larson, Esq. Latham & Watkins LLP 12636 High Bluff Drive, Suite 400 San Diego, CA 92130 (858) 523-5400	Hazel M. Aker, Esq. Cadence Pharmaceuticals, Inc. 12481 High Bluff Drive, Suite 200 San Diego, CA 92130 (858) 436-1400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

On November 30, 2007, Cadence Pharmaceuticals, Inc., or Cadence, filed with the Securities and Exchange Commission, or the Commission, a registration statement on Form S-3 (Registration No. 333-147721), or the Common Stock Registration Statement, which registered $100,000,000 of common stock and was subsequently declared effective by the Commission on December 11, 2007. In February 2008, the Company issued 9,240,307 shares of its common stock at a purchase price of $5.34 per share in a registered direct offering pursuant to the Common Stock Registration Statement. The registered direct offering raised gross proceeds of $49,343,239.

On September 4, 2009, Cadence filed with the Securities and Exchange Commission a registration statement on Form S-3 (Registration No. 333-161756), or the Universal Shelf Registration Statement, which registered $100,000,000 of debt securities, preferred stock, common stock, debt warrants and equity warrants and was subsequently declared effective by the Commission on September 17, 2009. The offering contemplated by the Common Stock Registration Statement has terminated by virtue of the declaration of effectiveness of the Universal Shelf Registration Statement which Cadence filed as a replacement for the Common Stock Registration Statement. Accordingly, pursuant to an undertaking made in Item 17 of the Common Stock Registration Statement, Cadence hereby files this Post-Effective Amendment No. 1 to the Common Stock Registration Statement to deregister all of the remaining shares of common stock originally registered by the Common Stock Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, Cadence Pharmaceuticals, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 17th day of September, 2009.

CADENCE PHARMACEUTICALS, INC.

By:	/S/ THEODORE R. SCHROEDER
Theodore R. Schroeder President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/S/ THEODORE R. SCHROEDER Theodore R. Schroeder	President, Chief Executive Officer and Director (Principal Executive Officer)	September 17, 2009

/S/ WILLIAM R. LARUE William R. LaRue	Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)	September 17, 2009

* Cam L. Garner	Chairman of the Board of Directors	September 17, 2009

* Brian G. Atwood	Director	September 17, 2009

* Samuel L. Barker, Ph.D.	Director	September 17, 2009

* Michael A. Berman, M.D.	Director	September 17, 2009

* James C. Blair, Ph.D.	Director	September 17, 2009

* Alan D. Frazier	Director	September 17, 2009

* Todd W. Rich	Director	September 17, 2009

* Christopher J. Twomey	Director	September 17, 2009

* By	/S/ WILLIAM R. LARUE
William R. LaRue Attorney-in-Fact